EXHIBIT 99.1

          PROXY FOR ANNUAL MEETING OF SALISBURY BANK AND TRUST COMPANY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        SALISBURY BANK AND TRUST COMPANY

     THE UNDERSIGNED HOLDER(S) OF THE COMMON STOCK OF SALISBURY BANK AND TRUST COMPANY (THE "BANK") DO HEREBY NOMINATE, CONSTITUTE AND APPOINT JOHN F. FOLEY AND LOUISE F. BROWN, JOINTLY AND SEVERALLY, PROXIES WITH FULL POWER OF SUBSTITUTION, FOR US AND IN OUR NAME, PLACE AND STEAD TO VOTE ALL THE COMMON STOCK OF THE BANK, STANDING IN OUR NAME ON ITS BOOKS ON MAY 12, 1998 AT THE ANNUAL MEETING OF ITS SHAREHOLDERS TO BE HELD AT THE MAIN OFFICE OF THE BANK, 5 BISSELL STREET, LAKEVILLE, CONNECTICUT ON JUNE 27, 1998 AT 10:00 A.M. OR AT ANY ADJOURNMENT THEREOF WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS FOLLOWS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) THROUGH (4)

(1)  ELECT THE FOLLOWING TWO (2) PERSONS TO SERVE AS DIRECTORS OF THE BANK:
     Craig E. Toensing and Michael A. Varet.

     [ ] For both nominees [ ] Vote withheld from both nominees [ ] Vote withheld from nominees listed below

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(2)  APPOINTMENT OF AUDITORS:
     Proposal to ratify the resolution adopted by the Board of Directors appointing the independent public accounting firm of Shatswell, MacLeod & Company, P.C. as independent auditors of the Bank for the fiscal year ending December 31, 1998.

     [  ] FOR              [  ] AGAINST              [ ] ABSTAIN

(3)  APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION:
     Proposal to approve the Agreement and Plan of Reorganization dated April 22, 1998, by and between Salisbury Bancorp, Inc. (the "Company") and the Bank, pursuant to which the Bank's proposed holding company, the Company, will acquire all of the outstanding common stock of the Bank in exchange for the Company's common stock.

     [  ] FOR              [  ] AGAINST              [ ] ABSTAIN

(4)  OTHER BUSINESS:
     Proposal to conduct whatever other business may properly be brought before the meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of the Bank or its Management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment.

     [  ] FOR                 [  ] AGAINST              [  ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) THROUGH
(4).

                                   Dated                                               Dated
-----------------------------    ----------       ----------------------------       ----------
(Signature)                                       (Signature)

-----------------------------    ----------       -----------------------------       ----------
(Please print your name here)                     (Please print your name here)

              ALL joint owners must sign. When signing as attorney,
                  executor, administrator, trustee or guardian,
                please give FULL TITLE. If more than one trustee,
                                 ALL must sign.

  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE
      TO THE BANK OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU
                        ATTEND THE ANNUAL MEETING PLEASE
              CHECK BELOW IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
MAY 14, 1998          [ ] I PLAN TO ATTEND THE ANNUAL MEETING